EXHIBIT 99.1

                      SYNERGY RESOURCES CORPORATION REPORTS
                      SECOND QUARTER AND SIX MONTH RESULTS


PLATTEVILLE,  CO,  April 11, 2012:  Synergy  Resources  Corporation  (NYSE Amex:
SYRG), a domestic oil and gas exploration and production company focused in the Denver-Julesburg Basin (the "D-J Basin"), today reported its second quarter and six-month results for the period ended February 29, 2012. Net oil and natural gas production for the second quarter 2012 increased to 1,091 barrels of oil equivalent per day (Boe/d) compared to 386 Boe/d for the second quarter 2011.

Second Quarter and Six-Month 2012 Highlights
--------------------------------------------

     o Reported record net income for the second quarter and six-month period of $6,118,805 and $7,745,881 respectively;

     o    Posted  second  quarter  2012  revenues  of  $6,218,975   compared  to
          $2,033,687 for the three months ended February 28, 2011, a 206% increase;

     o Reported oil and natural gas production of 1,091 Boe/d for the second quarter 2012, a quarter over quarter increase of 183%;

     o    For  the  six  months,   adjusted  EBITDA,  a  non-GAAP  measure,  was
          $7,260,267, representing a 68% return on revenue;

     o Participated in the Company's first two horizontal wells with other operators;

     o Acquired an additional 8,875 acres in the D-J Basin which brings Synergy's acreage position to 204,937 gross acres and 176,601 net acres under lease;

     o Completed the sale of 14.6 million shares of common stock at $2.75 per share for net proceeds totaling approximately $37.4 million;

Monty Jennings, Chief Financial Officer of Synergy Resources Corporation, said "Increased production from our new wells fueled record second quarter and six month results. Second quarter revenues surged 206%. Six-month revenues grew by 208%. Our six month adjusted cash flows from operations, a non-GAAP measure, were $7,977,072 in 2012 compared to $1,977,488 in 2011, an increase of 303%. And earnings in both the three-month and six-month period totaled $6,118,805 and $7,745,881 respectively. On top of the record financial performance we also successfully completed a secondary offering of 14.6 million shares of common stock resulting in proceeds of approximately $37.4 million. We believe that the proceeds from our equity offering, plus cash flow from operations, along with additional borrowings available under our revolving line of credit will be sufficient to meet our liquidity needs during the 2012 fiscal year."

Operating income for the three month period ended February 29, 2012 was $2,875,295 compared to operating income of $686,413 for the comparable year-ago quarter. Revenues for the second quarter were a record $6,218,975 compared to $2,033,687 for the comparable year-ago quarter. Average prices for the quarter were $92.33 per barrel and $4.09 per mcf. Net income, including the effect of $3,241,000 in tax benefits in 2012, was $6,118,805 or $0.12 per diluted share for the second quarter 2012 compared to a net loss of $(11,738,360) or $(0.55) per diluted share for the same year ago period. Improved operating results for the quarter were associated with increasing revenues from the Company's wells completed during 2012. As of February 29, 2012, Synergy Resources had 157 producing wells, a comparative increase of 101 wells, which consists of 64 wells added through acquisitions and 37 wells completed since February 28, 2011. To date, all wells drilled by Synergy have been 100% successful in reaching commercial production.

Operating income for the six month period ended February 29, 2012 was $4,494,188 compared to operating income of $697,251 for the comparable year-ago period. Revenues for the six-month period were a record $10,697,839 compared to $3,477,282 for the comparable year-ago period. The Company reported net income of $7,745,881 or $0.18 per share for the six-month period compared to a net loss of $(12,898,363) or $(0.73) per diluted share for the same year ago period. Net income for 2012 included a tax benefit of $3,241,000, representing recognition of a deferred tax asset.

Edward Holloway, Chief Executive Officer and President of Synergy Resources, said, "Continued execution of our vertical and horizontal drilling program in the liquid-rich Wattenberg Field drove strong second quarter and six month results. Since the start of our current drilling program to the end of our second quarter, we've drilled 31 wells, of which 18 have reached productive status while completion activities are underway on 13 wells, most of which are expected to reach productive status during our fiscal third quarter. Additionally, we participated in our first two horizontal wells with Noble Energy and PDC Energy. We plan to drill and complete a total of 52 vertical and directional wells in fiscal 2012 as well as participate in additional horizontal wells with notable operators."

Holloway concluded, "While the first half of fiscal 2012 has been the most successful period in our Company's history, I'm even more excited about the future. Visible growth prospects on our vertical and horizontal drilling program are strong. Our core position in the Wattenberg Field provides us with strong upside potential in the oil and liquid-rich portion of the play."

The following table presents certain per unit metrics that compare results of the quarterly and six month reporting periods:

Financial Statements and Footnotes

Condensed financial statements are included in this earnings release. Additional financial information, including footnotes that are considered an integral part of the financial statements, can be found in Synergy's Edgar Filings at www.sec.gov on Form 10-Q for the period ending February 29, 2012.

About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as the 7th largest field in the U.S. in terms of proved gas reserves and 9th in production. Synergy's corporate offices are located in Platteville, Colorado. More company news and information is available at www.SYRGinfo.com.

This press release may contain forward-looking statements. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information.

Contact:

Synergy Resources Corporation
970-737-1073
investorrelations@syrginfo.com

                          SYNERGY RESOURCES CORPORATION
                            CONDENSED BALANCE SHEETS

                                            February 29,         August 31,
                                                2012                2011
                                          -----------------  -------------------

                                     ASSETS

Cash and cash equivalents                 $   38,852,524      $   9,490,506
Other current assets                           6,481,572          5,140,452
                                          -----------------  -------------------
  Total current assets                        45,334,096         14,630,958
                                          -----------------  -------------------
Oil and gas properties and other
  equipment                                   67,743,351         48,898,064
Deffered tax asset, net                        3,241,000                  -
Other assets                                     219,912            168,863
                                          -----------------  -------------------
    Total assets                          $  116,538,359     $   63,697,885
                                          =================  ===================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                       $   14,654,442      $  13,946,413
Revolving credit facility                      5,392,110                  -
Asset retirement obligations                     815,873            643,459
                                          -----------------  -------------------
  Total liabilities                           20,862,425         14,589,872
                                          -----------------  -------------------
Shareholders' equity:
  Common stock and paid-in capital           122,869,634         84,047,594
  Accumulated deficit                         27,193,700        (34,939,581)
                                          -----------------  -------------------
    Total shareholders' equity                95,675,934         49,108,013
                                          -----------------  -------------------
      Total liabilities and
       shareholders' equity               $  116,538,359     $   63,697,885
                                          =================  ===================



                          SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS

                                        Three Months Ended                 Six Months Ended
                                   February 29,     February 28,     February 29,     February 28,
                                       2012             2011             2012             2011
                                  ---------------  ---------------  ---------------  ---------------


Oil and gas revenues              $  6,218,975     $  2,033,687     $  10,697,839    $  3,477,282
                                  ---------------  ---------------  ---------------  ---------------
Expenses:
  Lease operating expenses             854,414          260,480         1,560,734         463,155
  Depreciation, depletion,
    and amortization                 1,552,237          647,205         2,766,079       1,232,186
  General and administrative           937,029          439,589         1,876,838       1,084,690
                                  ---------------  ---------------  ---------------  ---------------
    Total expenses                   3,343,680        1,347,274         6,203,651       2,780,031
                                  ---------------  ---------------  ---------------  ---------------
Operating income                     2,875,295          686,413         4,494,188         697,251
                                  ---------------  ---------------  ---------------  ---------------

Other income (expense):
  Change in fair value of
   derivative conversion
   liability                                 -       (9,926,158)                -     (10,315,421)
  Interest income and expense,
   net                                   2,510       (2,498,615)           10,693      (3,280,193)
                                  ---------------  ---------------  ---------------  ---------------
    Total other (expense)                2,510      (12,424,773)           10,693     (13,595,614)
                                  ---------------  ---------------  ---------------  ---------------
    Provision for income tax
     benefit                         3,241,000                -         3,241,000               -
                                  ---------------  ---------------  ---------------  ---------------
Net income (loss)                 $  6,118,805     $(11,738,360)    $   7,745,881    $ (12,898,363)
                                  ===============  ===============  ===============  ===============
Net income (loss) per common share:
  Basic                           $       0.13     $      (0.55)    $        0.19    $       (0.73)
                                  ===============  ===============  ===============  ===============
  Diluted                         $       0.12     $      (0.55)    $        0.18    $       (0.73)
                                  ===============  ===============  ===============  ===============
Weighted average
  shares outstanding:

  Basic                             47,445,178       21,487,951        41,771,695       17,580,331
                                  ===============  ===============  ===============  ===============
  Diluted                           49,229,042       21,487,951        43,536,398       17,580,331
                                  ===============  ===============  ===============  ===============

                          SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS

        For the six months ended February 29, 2012 and February 28, 2011

                                                       2012         2011
                                                    -----------  ------------

 Cash flows from operating activities:

   Net income (loss)                                $ 7,745,881  $(12,898,363)
                                                    -----------  ------------
   Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

     Depreciation, depletion, and amortization        2,766,079     1,232,186
     Provision for deferred taxes                    (3,241,000)            -
     Other, non-cash items                              215,109    13,643,665

   Changes in operating assets and liabilities:
     Current assets                                  (1,328,365)     (904,715)
     Current liabilities                              3,473,420   $ 2,596,173
                                                    -----------  ------------
   Total adjustments                                  1,885,243    16,567,309
                                                    -----------  ------------
      Net cash provided by (used in) operating
       activities                                     9,631,124     3,668,946
                                                    -----------  ------------
Cash flows from investing activities:
  Acquisition of property and equipment             (17,882,999)   (5,946,766)
                                                    -----------  ------------
  Net cash used in investing activities             (17,882,999)   (5,946,766)
                                                    -----------  ------------
Cash flows from financing activities:
  Net proceeds from sale of stock                    37,421,783    16,690,721
  Net proceeds from borrowings                          192,110             -
                                                    -----------  ------------
  Net cash provided by financing activities          37,613,893    16,690,721
                                                    -----------  ------------
Net decrease in cash and equivalents                 29,362,018    14,412,901
Cash and equivalents at beginning of period           9,490,506     6,748,637
                                                    -----------  ------------
Cash and equivalents at end of period               $38,852,524   $21,161,538
                                                    ===========  ============

                        SYNERGY RESOURCES CORPORATION
                RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

                                                       Six Months Ended
                                                   February        February
                                                   29, 2012        28, 2011
ADJUSTED CASH FLOW FROM OPERATIONS               -------------   -------------

Cash payments                                    $ 17,882,999    $  5,946,766
Non-cash payments                                     694,145               -
Accrued costs, beginning of period                 (4,967,369)     (3,446,439)
Accrued costs, end of period                        7,829,177       2,515,024
Asset retirement obligation                           135,517          76,663
                                                 -------------   -------------
  Capital expenditures                           $ 21,574,469    $  5,092,014
                                                 =============   =============


                                                       Six Months Ended
                                                   February        February
                                                   29, 2012        28, 2011
ADJUSTED EBITDA                                      2012            2011
                                                 -------------   -------------

Net income (loss)                                $  7,745,881    $(12,898,363)
Add back:
  Depreciation, depletion, and amortization         2,766,079       1,232,186
  Provision for income tax benefit                 (3,241,000)              -
  Change in fair value of derivative
   conversion liability                                     -      10,315,421
  Interest expense and related items, net             (10,693)      3,280,193
                                                 -------------   -------------
Adjusted EBITDA                                  $  7,260,267    $  1,929,437
                                                 =============   =============